United States
Securities & Exchange Commission
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Hamilton Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

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July 15, 2015

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Hamilton Bancorp, Inc. The meeting will be held at the executive and administrative office of Hamilton Bank, located at 501 Fairmount Avenue, Suite 200, Towson, Maryland, at 5:00 p.m., local time, on Monday, August 17, 2015.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Officers of the Company, as well as a representative of the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Robert A. DeAlmeida
President and Chief Executive Officer

Hamilton Bancorp, Inc.
501 Fairmount Avenue, Suite 200
Towson, Maryland 21286
(410) 823-4510

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	5:00 p.m. on Monday, August 17, 2015.
PLACE	The executive and administrative office of Hamilton Bank, located at 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286.
ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years.
(2) To ratify the selection of Stegman & Company as our independent registered public accounting firm for fiscal year ending March 31, 2016.
(3) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
RECORD DATE	To vote, you must have been a stockholder at the close of business on July 1, 2015.
PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors

Robin L. Thiess
Corporate Secretary
July 15, 2015

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on August 17, 2015: The Proxy Statement, Notice and 2015 Annual Report are Available at: http://www.edocumentview.com/HBK.

Hamilton Bancorp, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hamilton Bancorp, Inc. (the “Company” or “Hamilton Bancorp”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Hamilton Bank (the “Bank”). The annual meeting will be held at the Bank’s executive and administrative office located at 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286 on Monday, August 17, 2015 at 5:00 p.m. local time. This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about July 15, 2015.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on July 1, 2015. If your shares are held through a broker, bank or similar holder of record, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or other holder of record. As the beneficial owner, you have the right to direct your broker or other holder of record how to vote by filling out a voting instruction form that accompanies these proxy materials. Your broker or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the voting instruction form provided by your broker or other holder of record that accompanies this proxy statement.

As of the close of business on July 1, 2015, there were 3,417,713 shares of Company common stock outstanding. Each share of common stock has one vote. The Company’s articles of incorporation provide that record owners of Company common stock beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding common stock (a “10% beneficial owner”), shall not be entitled to vote, in the aggregate, shares beneficially owned by the 10% beneficial owner in excess of 10% of the Company’s outstanding common stock, unless a majority of unaffiliated directors (as defined in the articles of incorporation) grant such entitlement by resolution in advance of the acquisition of the excess shares.

Attending the Meeting

If you were a stockholder as of the close of business on July 1, 2015, you may attend the meeting. However, if your shares of Company common stock are held in street name, you will need proof of ownership to be admitted to the meeting. A recent account statement or letter from your broker or other holder of record are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from your broker or other holder of record.

Quorum and Vote Required for Proposals

Quorum.  A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business.

Votes Required for Proposals.  At this year’s annual meeting, stockholders will elect three directors to serve for a term of three years and until their successors are elected and qualified. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Stegman & Company as our independent registered public accounting firm for the fiscal year ending March 31, 2016, the affirmative vote of a majority of the votes cast on the proposal is required.

Broker Non-Votes.  If you do not provide your broker or other record holder with voting instructions on certain non-routine matters, your broker will not have discretion to vote your shares on such matters. The election of directors is a non-routine matter. In the case of routine matters, such as the ratification of the appointment of the Company’s independent registered public accounting firm, your broker or other holder of record is permitted to vote your shares in the record holder’s discretion if you have not provided voting instructions. A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to routine matters, but does not vote on non-routine matters because you did not provide voting instructions on such matters.

How Votes Are Counted.  If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum.

In counting votes for the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, abstentions will have no effect on the outcome of the vote.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends that you vote:

•	for each of the nominees for director; and
•	for ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned for less than 30 days, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the Hamilton Bank ESOP or 401(k) Plan

If you participate in the Hamilton Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a vote authorization form for the plan that reflects all shares you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Hamilton Bancorp common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the Hamilton Bank 401(k) Profit Sharing Plan (the “401(k) Plan”), a participant is entitled to vote the shares credited to his or her 401(k) Plan account. Shares for which no voting instructions are given or for which instructions were not timely received may be voted by the 401(k) Plan trustee as directed in the sole discretion of the Plan Administrator, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. The deadline for returning your ESOP and 401(k) Plan voting instructions is August 10, 2015.

Corporate Governance and Board Matters

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct can be found in the “Investor Relations — Corporate Overview — Corporate Governance Documents” section of the Company’s website, www.hamilton-bank.com.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures for receiving, retaining and addressing complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

Director Independence

Hamilton Bancorp currently has eight directors. The Board has determined that directors William E. Ballard, Joseph J. Bouffard, Carol L. Coughlin, James R. Farnum, Jr., William W. Furr and Bobbi Macdonald are “independent” as defined in the NASDAQ Stock Market Rules (the “Nasdaq rules”). Director Robert A. DeAlmeida is not independent because he is the Chief Executive Officer of Hamilton Bancorp. Director Russell K. Frome is not independent because he is the brother-in-law of a former director and executive officer who retired as executive officer on April 1, 2014 and retired as director on August 19, 2014. According to SEC rules regarding the independence of directors, Mr. Frome will not be considered independent until August 21, 2017, three years after the retirement of his brother-in-law. In determining the independence of the directors listed above, the board of directors reviewed accounts that directors and their affiliates had with the Bank, none of which are required to be reported in this proxy statement under the heading “Transactions With Related Persons.”

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees. During the fiscal year ended March 31, 2015, the Board of Directors held 16 meetings. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and the board committees on which such director served.

Board Leadership Structure

At the Company, the positions of Chairwoman of the Board and Chief Executive Officer are held by different individuals. Chairwoman Carol L. Coughlin provides guidance to our Chief Executive Officer, Robert DeAlmeida, and is active in setting the agenda for Board meetings and presides over meetings of the full Board. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. We believe that this separation of roles enhances the Chairwoman’s leadership of the Board, which in turn oversees management, and enhances the Chief Executive Officer’s focus on managing Company operations. The Board is also involved in the strategic planning of the Company through formal discussions and approval of the Strategic Plan, which is updated annually.

Board’s Role in Risk Oversight

The Board initiated a change to enhance the risk management and oversight process in the past year by having the Audit Committee be responsible for audit and risk. The Committee has been renamed as the Risk and Audit Committee. The Risk and Audit Committee has separate meetings for risk and audit matters to ensure that both have the appropriate time allocated to these activities. The Committee approved the Company’s Risk Appetite Statements and Risk Tolerance levels, which in turn were presented to and approved by the Board. Management developed a risk summary dashboard that shows actual risk ratings compared to risk tolerance levels. Management reports action plans for those risk categories outside of acceptable tolerances. Risk categories include operational, financial, legal, regulatory, strategic, IT and reputational risks. The compliance and risk officer coordinates and oversees the risk and compliance programs with management and has a dotted line reporting relationship to the Chair of the Risk and Audit Committee.

Committees of the Board of Directors

The following table identifies our standing Board committees and their members as of July 1, 2015. All members of each committee are independent as defined by Nasdaq rules. Each committee operates under a written charter or charters available in the “Investor Relations — Corporate Overview — Corporate Governance Documents” section of the Company’s website, www.hamilton-bank.com.

	Governance and Nominating Committee	Compensation Committee	Risk and Audit Committee
William E. Ballard	X		X*
Joseph J. Bouffard		X
Carol L. Coughlin	X		X**
James R. Farnum, Jr.			X
William W. Furr		X**	X***
Bobbi R. Macdonald	X**	X
Number of Meetings in Fiscal 2015:	5	5	6

*	Attends Audit meetings only.
**	Denotes Chairperson.
***	Attends Risk meetings only.

Risk and Audit Committee.  The Risk and Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations, and Enterprise Risk Management. The Risk and Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The board of directors of

Hamilton Bancorp has designated Carol L. Coughlin as an “audit committee financial expert,” as that term is defined by the rules and regulations of the Securities and Exchange Commission. The report of the Risk and Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement under the heading “Audit Committee Report.” The Committee expanded its responsibilities this year to include oversight of the Enterprise Risk Management program as previously discussed. To accommodate increased responsibilities, the Committee has separate meetings for audit and risk, each at least quarterly. The Risk and Audit Committee established Risk Appetite Statements and Risk Tolerance levels, which were presented to and approved by the Board. Any risks that are outside of the Company’s acceptable tolerance will have management action plans in place to mitigate the risks.

Compensation Committee.  The Compensation Committee is responsible for the annual evaluation of the Chief Executive Officer as well as recommending to the full Board the compensation of the Chief Executive Officer and other executive officers and directors, and administering the overall compensation policy of the Company. The Compensation Committee’s duties include:

•	establishing, reviewing, modifying and approving the executive compensation philosophy of the Company;
•	reviewing at least annually the performance of the Chief Executive Officer and reviewing all compensation components for the Company’s Chief Executive Officer and other executive officers, including base salary, annual incentive, long-term incentives and perquisites;
•	determining, in consultation with the Governance and Nominating Committee, the compensation to be paid to directors of the Company and of affiliates of the Company for their service as directors;
•	administering and having discretionary authority over the Company’s incentive compensation plans and programs;
•	in consultation with its independent compensation consultant, approve grants of equity awards to executive officers and directors;
•	regularly evaluating the relationship between the Company’s overall compensation policies and practices and risk;
•	in consultation with the Governance and Nominating Committee, reviewing the Bank’s management succession plan for the CEO and other executive officers; and
•	Reviewing the Company’s employee benefits plans and other personnel and compensation related policies.

These duties and responsibilities are set forth in a written Charter reviewed by the committee and approved by the Board of Directors annually.

The Compensation Committee considers the relationship between the Company’s compensation policies and practices for all employees and risk, including whether such policies and practices encourage imprudent risk taking, and/or would be reasonably likely to have a material adverse effect on the Company. In performing its responsibilities, the Committee receives regular reports on compensation matters and trends from the Committee’s independent compensation consultant and the Company’s compliance and risk officer. In 2014, the Compensation Committee reviewed the current risk profile of our executive and broad-based compensation programs to determine if any practices might encourage excessive risk taking on the part of senior executives. The Committee noted features of the Company’s incentive plans (executive and broad-based) that mitigate risk, including the Compensation Committee discretion in payment of incentives in the executive plans, significant stock ownership guidelines, and our clawback policy. In light of this analysis, the Compensation Committee believes that the Company’s compensation programs (executive and broad-based) provide multiple and effective safeguards to protect against undue risk. Executive short-term incentive bonuses were not paid in 2015 since targets were not attained.

The performance of the Chief Executive Officer and other executive officers is reviewed quarterly by the Compensation Committee. While strict numerical formulas are not used to evaluate overall performance, the Compensation Committee considers the performance of the Company and the Bank based on common performance metrics such as earnings, return on equity, return on assets and asset quality, and each executive officer’s contribution to the Company’s successful operation. Decisions by the Compensation Committee with respect to the compensation of executive officers are reported to the full Board for ratification.

The Compensation Committee makes decisions about the CEO and executive officer compensation as part of the annual performance review of the performance of the CEO and the other executive officers. The Compensation Committee considers the Chief Executive Officer’s perspective on each executive officer’s individual performance (other than the Chief Executive Officer’s performance) and the performance of the Company. The CEO is not in the executive sessions or any meetings where the CEO compensation and/or performance are being discussed. In addition, the Compensation Committee may delegate to management certain of its duties and responsibilities, including with respect to the adoption, amendment, modification or termination of the Company’s tax-qualified retirement plans and health and welfare plans.

During the fiscal year ended March 31, 2015, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), a nationally recognized compensation consulting firm, to assist in carrying out its duties. Meridian’s specific assignments included competitive reviews of our director and senior executive officer compensation levels and practices, and a more focused view of our incentive compensation strategies. In addition, the Compensation Committee continued to work with Broder & Associates (“Broder”) with respect to reviewing the Company’s broad-based employee compensation and benefit plans. Broder also provided the Compensation Committee with compensation survey data used for compensation benchmarking. Meridian provides services only to the Compensation Committee and provides no other services to the Company. Broder provides Human Resource advice and guidance to the Bank’s Human Resource department as well as broad based compensation data relating to all its employees. Moreover, the Compensation Committee has determined that neither Meridian nor Broder has engaged in any work that would cause a conflict of interest in their role of determining or recommending the amount or form of the Company’s executive and director compensation.

The Compensation Committee along with the Governance Committee during 2015 established stock ownership guidelines for senior management and the Board of Directors that should be met at the end of five years. These guidelines were approved by the Board.

CEO	65,000 shares
Other Named Officers:
EVP	20,000 shares
SVP	10,000 shares
VP	7,500 shares
Non-employee director	6,800 shares

Governance and Nominating Committee.  The Company’s Governance and Nominating Committee assists the Board of Directors in identifying qualified individuals to serve as Board members. The Governance and Nominating Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders, including considering recommendations for nominees submitted by stockholders. The procedures of the Governance and Nominating Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement under the heading “Governance and Nominating Committee Procedures.”

The Governance and Nominating Committee also develops and recommends corporate governance guidelines to the Board for its approval, makes recommendations to the Board regarding the size and composition of the Board and develops and recommends to the Board criteria for the selection of individuals to be considered for election or re-election to the Board. The Governance and Nominating Committee reviews the Board’s committee structure and recommends to the Board for its approval directors to serve as members of each committee. In addition, the Governance and Nominating Committee reviews and approves all related person transactions in accordance with the Company’s Policy and Procedures for Approval of Related Person

Transactions, and reviews and monitors director relationships with the Company and the Company’s independent accounting firm to ensure the Board’s compliance with the Nasdaq rules regarding director independence. During the past year, the Governance and Nominating Committee implemented the following practices for all directors;

•	Evaluation of the Board as a whole and of individual directors by all of the directors (360-degree style evaluations) to assess a number of attributes, including engagement, continuing education, attendance and contributions (financial and intellectual). The Chairwoman and/or the Governance and Nominating Committee Chair meet individually with directors to discuss performance.
•	Evaluation of the size, composition, diversity and skill set of the Board.
•	Evaluation of committee structure and functions, management and financial reports and communications.
•	Implementation of a minimum expectation of sixteen hours of continuing education per year.
•	Suggested Company stock ownership and retention guidelines.

Director Attendance at the Annual Meeting

The Board of Directors encourages each director to attend annual meetings of stockholders. All of our then-current directors attended the 2014 annual meeting of stockholders.

Governance and Nominating Committee Procedures

General

It is the policy of the Governance and Nominating Committee of the Board of Directors to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Governance and Nominating Committee, a stockholder should submit the following information in writing, addressed to the Chairwoman of the Governance and Nominating Committee, care of the Corporate Secretary, at the main office of the Company located at 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Governance and Nominating Committee;
•	The name and address of the stockholder as they appear on the Company’s books, and the number of shares of the Company’s common stock that are owned beneficially by the stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);
•	The name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership should be provided);
•	A statement of the candidate’s business and educational experience;
•	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;
•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Governance and Nominating Committee at least 180 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Governance and Nominating Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Governance and Nominating Committee first develops an analysis of board skill needs. It then relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank. The Governance and Nominating Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Governance and Nominating Committee has not previously used an independent search firm to identify nominees.

Evaluation.  In evaluating potential nominees, the Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below. If such individual fulfills these criteria, the Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Qualifications

The Governance and Nominating Committee has recommended, and the Board of Directors has adopted, a set of criteria for the Governance and Nominating Committee to consider when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age restriction, a residency requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Governance and Nominating Committee will then evaluate the following criteria in selecting nominees:

•	financial, regulatory and business experience;
•	familiarity with and participation in the local community;
•	integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;
•	dedication to the Company and its stockholders; and
•	independence.

The Committee will also consider any other factors the Governance and Nominating Committee deems relevant, including skills, background, age, diversity, size of the Board of Directors and regulatory disclosure obligations. We do not maintain a specific diversity policy, but diversity is considered in our review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.

With respect to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than March 17, 2016. However, if next year’s annual meeting is held on a date more than 30 calendar days from August 17, 2016, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals that are intended to be included in the proxy statement for the Company’s next annual meeting will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

In addition, the Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 80 days before the date of the annual meeting. However, if less than 90 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained from the Company.

Proposal 1 — Election of Directors

Hamilton Bancorp currently has eight directors, each of whom also serves as a director of Hamilton Bank. Directors serve in three classes with three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of Hamilton Bank are elected by Hamilton Bancorp as its sole stockholder.

The following table states our directors’ names, their ages as of March 31, 2015, and the years when they began serving as directors and when their current terms expire.

Name(1)	Position(s) Held With Hamilton Bank	Age	Director Since(2)	Current Term Expires
Carol L. Coughlin	Chairwoman of the Board	56	2010	2017
Robert A. DeAlmeida	President, Chief Executive Officer and Director	60	2005	2015
William E. Ballard	Director	66	2010	2017
Joseph J. Bouffard	Director	65	2015	2017
James R. Farnum, Jr.	Director	55	2013	2015
Russell K. Frome	Director	69	1975	2016
William W. Furr	Director	66	1977	2016
Bobbi R. Macdonald	Director	49	2008	2015

(1)	The mailing address for each person listed is 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286.
(2)	Includes service as a director of Hamilton Bank prior to its conversion in fiscal 2013.

Nominees for Election as Directors

The nominees for election as directors at the 2015 annual meeting of stockholders are Robert A. DeAlmeida, James R. Farnum, Jr. and Bobbi R. Macdonald, each of whom is a current director of the Company and the Bank.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above unless other instructions are provided. If any nominee is unable to serve, the proxy committee will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.

The Business Background of Nominees and Continuing Directors

The business experience for the past five years of each of our directors is set forth below. The biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Governance and Nominating Committee and the Board of Directors to determine that the person should serve as a director. Unless otherwise indicated, directors have held their positions for the past five years.

Nominees

Robert A. DeAlmeida.  Mr. DeAlmeida has served as President and Chief Executive Officer of Hamilton Bank since 2005. Mr. DeAlmeida joined Hamilton Bank in 1990 as the Bank’s Chief Financial Officer, and was appointed Vice President and Treasurer that same year. Mr. DeAlmeida is a past chairman of the Maryland Bankers Association and serves on the Federal Reserve Bank of Richmond’s Community Depository Institutions Advisory Council (CDIAC). He is chairman of the board of directors of Healthy Neighborhoods, a supporting organization of the Baltimore Community Foundation, and serves on a special committee to advise the president of the Maryland Chamber of Commerce and the University of Baltimore Merrick School of Business Advisory Council. Mr. DeAlmeida is a past director of both Harbel Housing Services and Neighborhood Housing Services of Baltimore. Mr. DeAlmeida earned his bachelor’s degree in accounting from Loyola University Maryland and his master’s degree in economics from the University of Baltimore. Mr. DeAlmeida’s 25 years of experience with Hamilton Bank and extensive knowledge of the local business and banking community make him a valuable asset to the board of directors.

Bobbi R. Macdonald.  Ms. Macdonald is Executive Director and founder of The City Neighbors Foundation. Ms. Macdonald co-founded three public schools: City Neighbors Charter School (2005), City Neighbors Hamilton (2009) and City Neighbors High School (2010). At City Neighbors schools, students, teachers and parents learn through project-based learning, use the arts to teach, and together create a cooperative model for governance. Serving over 800 students, City Neighbors is known for getting great results from children. The City Neighbors Foundation seeks to disseminate best practices, provide professional development for teachers and provide forums to transform public education. A lifelong advocate for grassroots organizing for building strong communities, Ms. Macdonald was recently selected by the Annie E. Casey Foundation as one of 16 leaders from across the country for the Children and Family Fellowship. She received her Bachelor’s Degree from the University of Illinois in Human Development and Family Ecology and holds a Master’s Degree from the University of Maryland, College Park, in Curriculum and Instruction. Ms. Macdonald is a founding member and past Chair of the Maryland Alliance for Public Schools and the Baltimore Education Coalition. She lives in Baltimore City with her husband and three children.

James R. Farnum, Jr.  Mr. Farnum is the Chief Executive Officer and Owner of Alliance Advisory Group, LLC, an organizational advisory practice he formed in 2003 to provide strategic advisory services to a variety of organizations in both the for profit and not-for-profit sectors. Mr. Farnum has also served as the Vice President and Owner of S.W. Betz Company, Inc., an 80 year old weighing and materials handling distributor, since 2010. Mr. Farnum has thirty-three years of experience in commercial and retail banking and financial services as well as owning and operating several small businesses. He is a graduate from Loyola University Maryland with an Executive MBA (Fellows Program) and also earned a BS in Finance from the University of Maryland, College Park. Current and past affiliations include Adjunct Professor at the Loyola University Maryland Sellinger School of Business and the Johns Hopkins University Carey Business School; Board of Directors for L.E. Goldsborough & Sons, Inc.; and the Board of Advisors and Finance Committee Chair of St. Frances Academy. Mr. Farnum’s management experience, banking and financial services experience, and knowledge of the local business community make him a valuable asset to the board of directors.

Directors Continuing in Office

The following directors have terms ending in 2016:

Russell K. Frome.  Prior to his retirement in 2000, Mr. Frome served as Maintenance Engineer at Millennium Chemicals in Baltimore. Mr. Frome has 30 years of capital budget and management experience in the chemical industry. He also served as a U.S. Army Reserve Officer on Active Duty from 1969 to 1971. Mr. Frome received a Bachelor of Mechanical Engineering from the Georgia Institute of Technology and has taken graduate courses in business at Georgia Southern and Loyola University Maryland. Mr. Frome served as Chairman of the Board of Hamilton Bank from 2008 through 2014. Mr. Frome’s management experience and knowledge of the local business community provides the board valuable insights regarding the budget process and management of the Bank, as well as business development in our market area. Mr. Frome is the brother-in-law of former director Hershner.

William W. Furr.  With more than 30 years of insurance industry experience, William W. Furr was recently named President of Paramount Insurance Company, a non-standard automobile insurer that has served the Baltimore area since 1938. Furr’s commitment to excellence, insurance management and operations experience, and knowledge of the local business community offers Hamilton’s board valuable insights regarding internal processes, external customer service and marketing matters. Prior to being named President of Paramount, Furr worked as a consultant, assisting with insurance regulatory compliance, customer service and marketing for insurance operations and small businesses. In 2004, the Maryland Insurance Commissioner appointed Furr Deputy Receiver for the Maryland Insurance Administration to rehabilitate Carroll County Mutual Insurance, now Westminster American Insurance Company, which provides insurance products to businesses throughout the mid-Atlantic region. Previously, Furr spent 28 years as manager of the Baltimore regional office of Amica Mutual Insurance Company. Furr serves as Chairman of the Compensation

Committee and a member of the Risk Committee of the Board of Hamilton Bank. In addition to his Hamilton board position, Furr previously served on the District of Columbia Property Insurance Facility board and as Chairman of the Audit Committee for the Western American Insurance board of directors. Furr’s other past affiliations include the Joseph Richey Hospice board and the All Saints Sisters of Poor convent in Catonsville. Furr is a Chartered Property Casualty Underwriter and received a bachelor’s degree from University of Richmond.

The following directors have terms ending in 2017:

William E. Ballard.  Mr. Ballard is a partner and project manager of EFI Group, LLC, which provides a wide range of engineering and manufacturing consulting services to address industry profitability challenges. Services include strategic planning and expansion project implementation. He is responsible for maintaining EFI Group’s Project Management and Lean Manufacturing standards, assigning the right resources to projects and ensuring EFI Group’s clients have an exceptional experience overall. Prior to joining EFI Group in 2001, Mr. Ballard led capital project evaluation, capital expansion and manufacturing improvement-planning activities for a major chemical company and also held line positions in both manufacturing and maintenance. He is a Mechanical Engineering professional and earned his MBA in Finance from the University of Baltimore. Mr. Ballard is a member of the Region Manufacturing Institute, a group that promotes the growth of manufacturing throughout Maryland. Mr. Ballard’s management experience and knowledge of the local business community provides the board valuable insights regarding business development in our market area.

Carol L. Coughlin.  Ms. Coughlin was appointed Chairwoman of the Board of Hamilton Bank in January 2015. Ms. Coughlin possesses over 20 years of real-world experience helping companies improve profits, overcome obstacles, implement real change, collaborate with boards and directors, and prepare for lucrative exits. Ms. Coughlin is also a seasoned professional board member who has served on public, private, non-profit, and advisory boards. Her public board expertise includes IPO and private to public company transformation. She is also the chair of the Risk and Audit Committee and a member of the Nominating/Governance Committee. She also serves as a director on the Board of the University of Maryland Medical Center, where she also chairs the Financial Affairs Committee. Ms. Coughlin is CEO of BottomLine Growth Strategies, a growth advisory services firm that transforms enterprise value using proven best-practice financial and operations strategies. Prior to founding BottomLine Growth Strategies, Ms. Coughlin served at several high-growth healthcare companies. During her career, Ms. Coughlin partnered with the CEO to accomplish three highly successful healthcare turnarounds, including one firm that catapulted from a loss of $24M to a profit of $12M. She also developed the financial infrastructure to facilitate rapid growth in three firms, including one company that grew from $10M to $250M in revenues. Her professional experience also includes mergers and acquisitions; working in highly regulated environments and disruptive industries; recapitalizations; and the implementation of sophisticated financial strategies, technological, and efficiency solutions. She is a magna cum laude graduate from Loyola University Maryland with a Master’s in Business Administration, and also holds a BS in Business/Accounting from Towson University. She is a Certified Public Accountant (active status, Maryland), a Certified Exit Planning Advisor and a Board Leadership Fellow through the National Association of Corporate Directors. Ms. Coughlin’s extensive financial and management experience, prior experience working with, and serving on, boards of directors, knowledge of the local business community and her community and civic involvement make her an invaluable addition to the Company’s board of directors. Ms. Coughlin meets the SEC requirements of “audit committee financial expert” and has served as Audit Committee Chair since 2012, which is now the Risk and Audit Committee.

Joseph J. Bouffard.  Mr. Bouffard was appointed to the Board of Directors on January 20, 2015. A seasoned financial executive, he has more than 25 years of experience working for Baltimore-based financial institutions and more than 15 years serving as president and CEO for area community banks. Mr. Bouffard possesses real-world knowledge and expertise working with community banks, public companies, and both performing and troubled banking institutions. Bouffard has extensive ties to the Baltimore banking community and has served on several banking-related boards and committees. Before retiring in December 2014, he served eight years as president and CEO of Baltimore County Savings Bank, a $630,000,000 community bank/bank holding company with 16 branch offices. During his tenure with Baltimore County Savings Bank, Mr. Bouffard improved the poorly performing institution that was previously victimized by a multimillion dollar check fraud. He converted it from a mutual holding company to a Federal

Reserve Member Bank and took the company from three years of losses to 16 consecutive quarters of profitability. Prior to that, Mr. Bouffard served as president and CEO of The Patapsco Bank, and during his tenure converted the bank from a mutual organization to a publicly traded company and grew assets from $77 million to $228 million. He also served as senior vice president of The Bank of Baltimore, president and chief operating officer of Municipal Savings Bank, a subsidiary of Baltimore Bancorp, and vice president of The Bank of Baltimore. An accomplished CEO, Mr. Bouffard spent much of his career advancing the banking community by serving on industry association and community foundation boards. In addition to serving on the Board of Hamilton Bank, Mr. Bouffard currently serves as a board member and chairman of the compensation committee of Maryland Financial Bank and is an active member of the membership committee for the American Bankers Association. He previously served on the American Bankers Association Community Bankers Council, as a board member of the Dundalk Community College Foundation, and board member of the Maryland Bankers Association. Mr. Bouffard holds a bachelor’s degree in business administration from University of Baltimore and MBA from Loyola University Maryland, formerly Loyola College. He resides in Fallston, Maryland with his wife.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The Risk and Audit Committee of the Board of Directors has appointed Stegman & Company to be the Company’s independent registered public accounting firm for the year ending March 31, 2016, subject to ratification by stockholders. A representative of Stegman & Company is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of Stegman & Company is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Risk and Audit Committee of the Board of Directors.

Even if the selection of Stegman & Company is ratified, the Risk and Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of the Company and its stockholders.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm.

Rowles & Company, LLP was previously the independent registered public accounting firm for the Company. On April 9, 2015, the firm was dismissed as the Company’s independent registered public accounting firm. The decision to dismiss Rowles & Company, LLP was approved by the Risk and Audit Committee of the Company.

During the years ended March 31, 2015 and 2014 and the subsequent interim period through July 15, 2015, there were no: (1) disagreements with Rowles & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Rowles & Company, LLP on the consolidated financial statements of the Registrant as of and for the years ended March 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

A representative of Rowles & Company, LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Rowles & Company, LLP during the years ended March 31, 2015 and 2014.

	2015	2014
Audit Fees	$58,100	$56,550
Audit-Related Fees	$—	$—
Tax Fees	$7,547	$7,000
All Other Fees	$225	$799

Audit Fees.  The aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements, review of the consolidated financial statements included in our Quarterly Report on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements were $58,100 and $56,550 during the years ended March 31, 2015 and 2014, respectively.

Audit Related Fees.  During the year ended March 31, 2015 and 2014, respectively, audit-related fees of $0 and $0 were billed.

Tax Fees.  The aggregate fees billed to us for professional services rendered for tax preparation, tax consultation and tax compliance were $7,547 and $7,000 during the years ended March 31, 2015 and 2014, respectively.

All Other Fees.  The aggregate fees billed to us for professional services rendered for other fees were $225 and $799 during the years ended March 31, 2015 and 2014. There were no fees billed to us by Rowles & Company, LLP during the years ended March 31, 2015 and 2014 that are not described above.

The Risk and Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Risk and Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Risk and Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the year ended March 31, 2015, all services were approved, in advance, by the Risk and Audit Committee in compliance with these procedures.

The Board of Directors recommends a vote “FOR” the ratification of Stegman & Company as independent registered public accounting firm for the year ending March 31, 2016.

REPORT OF THE RISK AND AUDIT COMMITTEE

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Risk and Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Risk and Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Risk and Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles and the Risk and Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Risk and Audit Committee discussed with the independent registered public accounting firm matters required to be discussed pursuant to the Public Company Accounting Oversight Board’s Auditing Standard No. 16, Communications with Audit Committees, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Risk and Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Risk and Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Risk and Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Risk and Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their consideration of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Risk and Audit Committee acts only in an oversight capacity. In its oversight role, the Risk and Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, express an opinion on the conformity of the Company’s consolidated financial statements to U.S. generally accepted accounting principles. The Risk and Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Risk and Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Risk and Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 for filing with the Securities and Exchange Commission. The Risk and Audit Committee also has approved, subject to shareholder ratification, the selection of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016.

Risk and Audit Committee of the Board of Directors of
Hamilton Bancorp, Inc.

Carol L. Coughlin (Chairwoman)
William E. Ballard (attends Audit meetings only)
James R. Farnum, Jr.
William W. Furr (attends Risk meetings only)

The Risk and Audit Committee (“the Committee”) oversees the audit as well as the risk management programs of management. During fiscal year 2015, the Audit Committee Charter was changed to reflect the addition of the risk management component. Separate meetings are dedicated to either audit or risk. The Committee has at least four quarterly meetings related to audit agenda and four quarterly meetings dedicated to Enterprise Risk Management.

During the year, the Risk and Audit Committee oversees the internal audit program as developed based on a risk assessment provided by the internal audit firm, followed by the scheduled audits. Management and the internal audit firm present the internal audit reports along with management’s corrective actions to the Committee. The Risk and Audit Committee reviews and discusses with management the results of the Information Technology audit, findings and management actions. The Compliance Committee reports to the Risk and Audit Committee on the results of compliance testing and management actions.

The Committee believes it is healthy to have auditor rotation, and since the current independent audit firm, Rowles & Company, has preformed audits for the Company since 2007, the Committee decided to issue a request for proposals (RFP) and recommend the selection of a new independent auditor. Based on the results of the RFP and internal interviews with the external audit firms, the Committee recommended Stegman & Company to take on the role of independent audit firm.

The Risk and Audit Committee, in conjunction with management, developed formal Risk Appetite Statements and Risk Tolerance levels. The Bank’s compliance and risk officer is responsible for the development of the Enterprise Risk Management Plan. This plan is updated on an annual basis and presented to the Risk and Audit Committee. The compliance and risk officer also prepares the Enterprise Risk Management Assessment, along with the risk ratings in comparison to the risk tolerance levels. The Enterprise Risk Management Assessment is updated on a quarterly basis and presented to the Risk and Audit Committee. Management prepares action plans on those risks that are outside of the acceptable tolerance levels.

Executive Officers

The following table sets forth information regarding the executive officers of the Company and Hamilton Bank. Age information is as of March 31, 2015. The executive officers of the Company and Hamilton Bank are elected annually.

Name	Age	Position
Robert A. DeAlmeida	60	President and Chief Executive Officer
John P. Marzullo	44	Senior Vice President, Chief Financial Officer and Treasurer
Ellen R. Fish	53	Executive Vice President

Below is the business experience for the past five years of our executive officer who is not also a director.

John P. Marzullo.  Mr. Marzullo served as Vice President and Treasurer of Hamilton Bank since being hired in December 2010 and was promoted to Senior Vice President effective January 1, 2013. Mr. Marzullo also serves as Chief Financial Officer of the Company. Prior to joining Hamilton Bank, Mr. Marzullo worked at K Bank in Maryland, where he was Assistant Controller and Assistant Vice President. Mr. Marzullo has 15 years of experience in accounting, both as a certified public accountant and in the banking industry. Mr. Marzullo graduated with a bachelor’s degree in finance in 1994 and a bachelor’s degree in accounting in 1996, both from Towson University. He is a member of the Maryland Association of CPAs and the American Institute of CPAs.

Ellen R. Fish.  Ms. Fish has over 28 years of banking experience and an impressive background in acquisition financing, real estate, asset based lending, small business lending, government contract lending, leasing, syndications and health care. She is responsible for the oversight of the lending staff; the development and delivery of products and services to customers throughout the bank; the establishment of sales goals and objectives; and the implementation and administration of effective bank-wide lending policies, procedures, processes and compliance. Prior to her time at Hamilton Bank, she served as Executive Vice President at CFG Community Bank and Senior Vice President for Provident Bank of Maryland. Over her career, Ms. Fish has helped thousands of businesses realize their dreams. She is devoted to helping businesses thrive and grow and was a founder of the Baltimore County Small Business Resource Center. She is a recognized female executive having been a three-time recipient of The Daily Record’s Top “Maryland’s Top 100 Women” award and inducted into the “Circle of Excellence.” She believes in giving back to the community and currently serves on the boards of directors of the Maryland Chamber of Commerce, Towson University Foundation, Leadership Baltimore County and Roland Park Country School. Ms. Fish is a past president of Network2000 and a two-time recipient of SmartCEO’s “Top Banker” award. She has also received the Volunteer of the Year award from the Baltimore County Chamber of Commerce. Ms. Fish earned her bachelor of science degree in management from Virginia Tech and currently serves on the Student Affairs Committee. She is married and has two children.

Executive Compensation

Summary Compensation Table

The table below summarizes the total compensation paid to, or earned by, Mr. DeAlmeida, who serves as our President and Chief Executive Officer, Mr. Marzullo, who serves as our Senior Vice President, Chief Financial Officer and Treasurer, and Ellen R. Fish, who serves as our Executive Vice President for the year ended March 31, 2015. We refer to these individuals as “Named Executive Officers.”

Summary Compensation Table for the Year Ended March 31, 2015
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2)(3) ($)	Option Awards(2)(4) ($)	All Other Compensation(5) ($)	Total ($)
Robert A. DeAlmeida President and Chief Executive Officer	2015	258,950	—	—	—	27,893	286,843
	2014	264,457	—	346,250	1,024,900	30,644	1,666,251
John P. Marzullo Senior Vice President, Chief Financial Officer and Treasurer	2015	101,279	—	—	—	11,354	112,633
	2014	100,709	—	83,100	256,225	11,540	451,574
Ellen R. Fish	2015	200,000	—	—	—	—	200,000

(1)	Includes salary that was earned in accordance with the Bank’s paid time off policy applicable to all employees.
(2)	Amounts included in the “Stock Awards” and “Option Awards” columns for the year ended March 31, 2014, represent grants under our 2013 Equity Incentive Plan that were made on February 3, 2014. Amounts related to stock awards and option awards are reported in the table above pursuant to applicable Securities and Exchange Commission regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made.
(3)	Reflects the aggregate grant date fair value of restricted stock awards granted to each executive officer on February 3, 2014 with a grant date market value of $13.85 per share. The assumptions used in the valuation of these awards are included in Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2014.
(4)	Reflects the aggregate grant date fair value of awards of stock options granted to each executive officer on February 3, 2014 with a grant date fair value of $4.65 per stock option and an exercise price of $13.85 per option. The assumptions used in the valuation of these awards are included in Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2014.
(5)	The amounts reflect what we have paid to, or reimbursed, the applicable Named Executive Officer for various benefits which we provide. A break-down of the various elements of compensation in this column for fiscal 2014 is set forth in the table immediately below. For the year ended March 31, 2015, no Named Executive Officer received perquisites or personal benefits that, in the aggregate, were greater than or equal to $10,000.

Amounts included in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the year ended March 31, 2014 represent grants under our 2013 Equity Incentive Plan. Despite the fact that: (i) these awards vest ratably over a five-year vesting period following the grant date; and (ii) the annual financial statement expense that we are required to recognize for these grants will be expensed ratably over the vesting period and will be significantly less than the amounts included in the “Stock Awards” and “Option Awards” columns for the year ended March 31, 2014, Securities and Exchange Commission rules require that we report the full grant date fair value of restricted stock and stock option awards in the year in which the grants are made. In addition, with respect to stock options, the actual value, if any, realized by any Named Executive Officer from any stock option will depend on the extent to which the market value of the Company common stock exceeds the exercise price of the stock option on the date of exercise. Accordingly, there is no assurance that the value realized by a Named Executive Officer will be at or near the value estimated above in the “Option Awards” column.

Name	Safe Harbor Contribution to 401(k) Plan(a) ($)	Split Dollar Life Insurance(b) ($)	ESOP and Supplemental ESOP(c) ($)	Total ($)
Robert A. DeAlmeida	7,419	686	19,788	27,893
John P. Marzullo	3,038	214	8,102	11,354
Ellen R. Fish	—	—	—	—

(a)	Represents the safe harbor employer contribution made to the Named Executive Officer’s 401(k) Plan account for the plan year ended December 31, 2014.
(b)	Represents the Named Executive Officer’s imputed income related to split dollar life insurance that is provided by Hamilton Bank for the year ended December 31, 2014. Such split dollar life insurance coverage is provided in accordance with the Named Executive Officer’s Executive Split Dollar Agreement with Hamilton Bank as described below under “Benefit Plans-Executive Split Dollar Agreements.”
(c)	Represents the aggregate number of: (1) shares allocated to the Named Executive Officer’s ESOP account, the value of which was determined based on a $13.00 fair market value of Company common stock on December 31, 2014, and (2) phantom shares allocated to the Named Executive Officer’s Supplemental ESOP account, the value of which was determined based on a $13.00 fair market value of Company common stock on December 31, 2014.

Short Term Incentive Plan

The company has adopted the Annual Incentive Plan for Senior Officers. The plan annually sets targets for various metrics, including:

•	Net income*
•	Net loan growth
•	Efficiency ratio
•	NCO/Ave. loans

No payments were made under the plan because 80% of Net Income target was not met.

Employment and Change in Control Agreements

Employment Agreement with Mr. DeAlmeida.  On October 10, 2012, Hamilton Bank and the Company entered into separate employment agreements with Mr. DeAlmeida. The employment agreements have essentially identical provisions, except that the employment agreement with the Company: (i) provides for daily, rather than annual, renewal of the term; (ii) obligates the Company to make payments not made by Hamilton Bank under its agreement with Mr. DeAlmeida (provided that no duplicate payments are made); and (iii) will not require an automatic cut-back of severance benefits payable on termination of employment in connection with a change in control in order to avoid an excess parachute payment under Section 280G of the Internal Revenue Code.

The employment agreement with the Company has a three-year term that will automatically renew daily so that the remaining term is always three years. The employment agreement with Hamilton Bank has an initial term of three years. At least 60 days prior to the anniversary date of the agreement, the disinterested members of the board of directors of Hamilton Bank must conduct a comprehensive performance evaluation and affirmatively approve any extension of the Hamilton Bank employment agreement for an additional year or determine not to extend the term of the Hamilton Bank employment agreement. If the board of directors determines not to extend the term, it must notify Mr. DeAlmeida at least 30 days, but not more than 60 days, prior to the anniversary date.

*	Net income is weighted highest. A minimum of 80% of the Net Income target must be met to activate the plan.

The employment agreements provide Mr. DeAlmeida with an annual base salary, which was $259,100 for the year ended March 31, 2015. The base salary may be increased, but not decreased (other than a decrease which is applicable to all senior officers). In addition to base salary, Mr. DeAlmeida is entitled to participate in any bonus programs and benefit plans that are made available to management employees, and will be reimbursed for all reasonable business expenses incurred.

In the event of Mr. DeAlmeida’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” he will receive a severance payment equal to the base salary that he would have earned had he remained employed with the Hamilton Bank and the Company from his date of termination until, and including, the last day of the remaining term of his employment agreements. Such payment will be payable in a lump sum within 30 days following Mr. DeAlmeida’s date of termination. In addition, Mr. DeAlmeida will be entitled to receive from Hamilton Bank or the Company continued life insurance and non-taxable medical and dental insurance coverage under the same cost-sharing arrangements that apply for active employees of Hamilton Bank and Hamilton Bancorp. Such coverage will cease upon the earlier of: (i) the completion of the remaining term of the employment agreements or (ii) the date on which Mr. DeAlmeida receives substantially similar benefits from another employer. For purposes of the employment agreements, “good reason” is defined as: (i) a material reduction in base salary or benefits (other than reduction by Hamilton Bank or the Company that is part of a good faith, overall reduction of such benefits applicable to all employees); (ii) a material reduction in Mr. DeAlmeida’s duties or responsibilities; (iii) a relocation of Mr. DeAlmeida’s principal place of employment by more than 25 miles from Hamilton Bank’s or the Company’s main office location; or (iv) a material breach of the employment agreements by Hamilton Bank or the Company.

If Mr. DeAlmeida’s involuntary termination of employment other than for cause, disability or death or voluntary resignation for “good reason” occurs on or after the effective date of a change in control of the Company or Hamilton Bank, he would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the sum of his highest rate of base salary and annual bonus paid to, or earned by, him during the current calendar year of his date of termination or either of the three calendar years immediately preceding his date of termination. Such payment will be payable in a lump sum within 30 days following Mr. DeAlmeida’s date of termination. In addition, Mr. DeAlmeida would be entitled, at no expense, to the continuation of substantially comparable life insurance and non-taxable medical and dental insurance coverage until the earlier of: (i) the date which is three years after his date of termination or (ii) the date on which he receives substantially similar benefits from another employer. Notwithstanding the foregoing, the payments required under the Hamilton Bank employment agreement but not under the Company employment agreement in connection with a change in control will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

Furthermore, should Mr. DeAlmeida become disabled, he will be entitled to disability benefits, if any, provided under a long-term disability plan sponsored by Hamilton Bank or the Company. In the event of Mr. DeAlmeida’s death while employed, his beneficiaries will be paid his base salary for one year following death, and his family will continue to receive non-taxable medical and dental coverage for one year thereafter.

Upon any termination of employment that would entitle Mr. DeAlmeida to a severance payment (other than a termination in connection with a change in control), Mr. DeAlmeida will be required to adhere to one-year non-competition and non-solicitation covenants.

Change in Control Agreement with Mr. Marzullo.  On October 10, 2012, Hamilton Bank entered into a change in control agreement with Mr. Marzullo. The agreement has an initial term of two years. At least 60 days prior to the anniversary date of the agreement, the disinterested members of the board of directors of Hamilton Bank must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify the executive at least 30 days, but not more than 60 days, prior to the anniversary date of the agreement.

Under the agreement, in the event of Mr. Marzullo’s involuntary termination of employment other than for cause, disability or death, or voluntary resignation for “good reason” occurs on or after the effective date of a change in control of the Company or Hamilton Bank, Mr. Marzullo would be entitled to a severance payment equal to two times the sum of his highest rate of base salary and annual bonus paid to, or earned by, him during the current calendar year of his date of termination or either of the two calendar years immediately preceding his date of termination. Such payment will be payable in a lump sum within 30 days following Mr. Marzullo’s date of termination. In addition, Mr. Marzullo would be entitled to the continuation of substantially comparable life insurance and non-taxable medical and dental insurance coverage until the earlier of: (i) the date which is two years after his date of termination or (ii) the date on which he receives substantially similar benefits from another employer. Notwithstanding the foregoing, the payments required under the agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code. For purposes of the change in control agreement, “good reason” is defined as: (i) a material reduction in Mr. Marzullo’s base salary or benefits (other than reduction by Hamilton Bank that is part of a good faith, overall reduction of such benefits applicable to all employees); (ii) a material reduction in his duties or responsibilities; (iii) a relocation of his principal place of employment by more than 25 miles from Hamilton Bank’s main office location; or (iv) a material breach of the change in control agreement by Hamilton Bank.

Change in Control Agreement with Ms. Fish.  On February 27, 2015, Hamilton Bank entered into a change in control agreement with Ms. Fish. The agreement has an initial term of two years. At least 60 days prior to the anniversary date of the agreement, the disinterested members of the board of directors of Hamilton Bank must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify the executive at least 30 days, but not more than 60 days, prior to the anniversary date of the agreement.

Under the agreement, in the event of Ms. Fish’s involuntary termination of employment other than for cause, disability or death, or voluntary resignation for “good reason,” occurs on or after the effective date of a change in control of the Company or Hamilton Bank, Ms. Fish would be entitled to a severance payment equal to two times the sum of her highest rate of base salary and annual bonus paid to, or earned by, her during the current calendar year of her date of termination or either of the two calendar years immediately preceding her date of termination. Such payment will be payable in a lump sum within 30 days following Ms. Fish’s date of termination. In addition, Ms. Fish would be entitled to the continuation of substantially comparable life insurance and non-taxable medical and dental insurance coverage until the earlier of: (i) the date which is two years after her date of termination or (ii) the date on which she receives substantially similar benefits from another employer. Notwithstanding the foregoing, the payments required under the agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code. For purposes of the change in control agreement, “good reason” is defined as: (i) a material reduction in Ms. Fish’s base salary or benefits (other than reduction by Hamilton Bank that is part of a good faith, overall reduction of such benefits applicable to all employees); (ii) a material reduction in her duties or responsibilities; (iii) a relocation of her principal place of employment by more than 25 miles from Hamilton Bank’s main office location; or (iv) a material breach of the change in control agreement by Hamilton Bank.

Stock Based Compensation

Set forth below is certain information regarding outstanding equity awards granted to the named executive officers at March 31, 2015:

Outstanding Equity Awards at Fiscal Year-End

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested(2) ($)
Robert A. DeAlmeida	14,800	59,200	13.85	2/3/2024	20,000	273,600
John P. Marzullo	3,700	14,800	13.85	2/3/2024	4,800	65,664
Ellen R. Fish	3,700	14,800	13.85	2/18/2024	5600	76,608

(1)	Stock awards and option awards listed for Messrs. DeAlmeida and Marzullo represent grants under our 2013 Equity Incentive Plan and vest at a rate of 20% per year beginning on February 3, 2015. For Ms. Fish, her stock awards and option awards listed represent grants under our 2013 Equity Incentive Plan and vest at a rate of 20% per year beginning on February 18, 2015.
(2)	The amounts in this column are based on the fair market value of our common stock on March 31, 2015 of $13.68 per share.

Benefit Plans

2013 Equity Incentive Plan.  On November 18, 2013, our stockholders approved the 2013 Equity Incentive Plan to provide employees and directors of the Company and Hamilton Bank with additional incentives to promote the growth and performance of the Company and to further align the interests of our directors and management with the interests of our stockholders by increasing the ownership interests of directors and management in the common stock of the Company. The 2013 Equity Incentive Plan is administered by the Compensation Committee. The 2013 Equity Incentive Plan initially authorized the issuance of up to 518,420 shares of common stock, of which up to 370,300 shares of common stock may be delivered pursuant to the exercise of stock options and 148,120 shares of common stock may be issued pursuant to grants of restricted stock awards and/or restricted stock units.

The Compensation Committee may determine the type and terms and conditions of the awards under the 2013 Equity Incentive Plan, and these determinations will be set forth in an award agreement delivered to each recipient. Factors used to determine awards under the plan include recipient’s executive position, job performance and contributions to the company. Awards may be granted in a combination of incentive and non-qualified stock options or restricted stock or restricted stock units, as follows:

(i)	Stock Options. A stock option gives the recipient the right to purchase shares of Company common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is grant. Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options.
(ii)	Restricted Stock. A restricted stock award is a grant of common stock of the Company, subject to vesting requirements, to a recipient for no consideration or minimum consideration as may be required by applicable law. Restricted stock awards are granted in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Compensation Committee as set forth in the 2013 Equity Incentive Plan or the award agreement. Unless otherwise determined by the Compensation Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive dividends and distributions with respect to the common stock.

(iii)	Restricted Stock Units. Restricted stock units are similar to restricted stock awards in that the value of a restricted stock unit is denominated in shares of stock, however, unlike a restricted stock award, no shares of stock are transferred to the recipient until certain requirements or conditions associated with the award are satisfied.

With respect to restricted stock and restricted stock units, performance measures may be applied to the awards so that they are conditioned on the achievement of one or more performance measures set forth in the 2013 Equity Incentive Plan and specified in the recipient’s underlying award agreement. Such shares are referred to as “performance shares.” The performance shares will vest only on the achievement of one or more performance measures in whole or in part, which are predetermined and specified in the recipient’s award agreement. Notwithstanding the foregoing, unless otherwise specified in the recipient’s award agreement, all awards will vest upon death, disability or involuntary termination of employment or termination of service as a director following a change in control.

As of March 31, 2015, the Compensation Committee awarded 81,500 restricted stock awards and 219,650 stock options to employees and directors, in the aggregate, under the 2013 Equity Incentive Plan.

Hamilton Bank Agreement for Deferred Compensation of Salaries.  Hamilton Bank adopted the Agreement for Deferred Compensation of Salaries on January 1, 1984. Mr. DeAlmeida is a participant in this plan. The plan allows for the executive to defer payment of a specified percentage or fixed amount of his base salary to be paid during the next calendar year. The executive’s deferred salary is held by Hamilton Bank through a grantor trust. Legg Mason Trust, fsb serves as trustee of the grantor trust and is directed by Hamilton Bank as to the investment of the assets held by the grantor trust. If the executive elects to defer payment of his salary, the executive is required to elect the time and manner in which his deferred salary will be paid. Specifically, the executive must elect that his deferred salary will (i) either be paid on either a specified date or upon his separation from service and (ii) be paid in the form of either a lump sum distribution or equal installments over a specified period of time.

Executive Split Dollar Agreements.  Hamilton Bank has entered into Executive Split Dollar Agreements with each of Messrs. DeAlmeida and Marzullo. Under the agreements, each executive’s designated beneficiary is entitled to share in the proceeds under a life insurance policy owned by Hamilton Bank in the event of the executive’s death while employed with Hamilton Bank. The death benefit payable to each executive’s designated beneficiary is $350,000.

401(k) Plan.  Hamilton Bank maintains the 401(k) Plan, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) Plan’s eligibility requirements. Each eligible employee can begin participating in the 401(k) Plan on the first day of the month following the date on which the employee attains age 18 and has completed 90 days of service.

A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2015, the salary deferral contribution limit is $18,000 provided, however, that a participant over age 50 may contribute an additional $6,000 to the 401(k) Plan. In addition to salary deferral contributions, the 401(k) Plan provides that Hamilton Bank will make a safe harbor employer contribution to each participant’s account equal to at least 3% of the participant’s compensation earned during the plan year (referred to as a “non-elective contribution”). A participant is always 100% vested in his or her salary deferral and non-elective contributions.

In addition, Hamilton Bank is permitted to make a discretionary profit sharing contribution to the 401(k) Plan that is allocated to each participant based on his or her group category. Each participant will be categorized into one of the following groups: (i) Group A will consist of the President and Chief Executive Officer; (ii) Group B will consist of the Executive Vice President; (iii) Group C will consist of Senior Officers; (iv) Group D will consist of Junior Officers; (v) Group E will consist of Managers; (vi) Group F will consist of Staff; (vii) Group G will consist of Terminated Highly Compensated Employees; and (viii) Group H will consist of Terminated Non-Highly Compensated Employees. Hamilton Bank may contribute a different percentage of the profit sharing contribution to each group, with the amount contributed to be allocated to each participant in the group proportionately based on his or her compensation compared to the total compensation paid to all participants in the group during the plan year. Each participant vests in his or her profit sharing contribution at a rate 20% per year such that the participant will become 100% vested upon the completion of five years of credited service. However a participant will immediately become 100% vested in any employer contributions upon the participant’s death, disability or attainment of age 65 (or the fifth anniversary of joining the 401(k) Plan, if later) while employed with Hamilton Bank.

Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement, age 59½ (while employed with Hamilton Bank), death, disability or termination of employment, and elect for the distribution to be paid in the form of either a lump sum or installment payments of at least $1,000 over a specified period.

Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options available, including the Hamilton Bancorp Stock Fund, which allows participants to invest in the common stock of the Company.

ESOP.  Effective January 1, 2012, Hamilton Bank adopted the ESOP, a tax-qualified retirement plan, for eligible employees. Eligible employees who have attained age 21 will begin participation in the ESOP on the later of the effective date of the ESOP or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period. Employees who had attained age 21 and completed 1,000 hours of service during a continuous 12-month period as of October 10, 2012 (the effective date of the conversion) were eligible to immediately participate in the ESOP.

The ESOP trustee purchased, on behalf of the ESOP, 296,240 shares of Company common stock issued in connection with the conversion and stock offering. The ESOP funded its stock purchase with a loan of $2,962,400 from the Company, which represented the aggregate purchase price of the common stock. The loan is repaid principally through Hamilton Bank’s contribution to the ESOP and dividends payable on unallocated common stock held by the ESOP over a 20-year term of the loan. The interest rate for the ESOP loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal. The interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee holds the shares purchased by the ESOP in an unallocated suspense account. Shares are released from the suspense account on a pro-rata basis as we repay the loan. The trustee allocates the shares released among the participants’ accounts on the basis of each participant’s proportional share of compensation relative to all participants. Participants vest in their benefit at a rate of 20% per year, such that the participants will be 100% vested upon completion of five years of credited service. Participants who were employed by Hamilton Bank immediately prior to the conversion received credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon severance from employment. The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The ESOP permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Hamilton Bank will record a compensation expense for the ESOP at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts. The compensation expense resulting from the release of Company common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in the Company’s earnings.

Supplemental ESOP.  Hamilton Bank adopted the Hamilton Bank Non-Qualified Supplemental Employee Stock Ownership Plan (the “Supplemental ESOP”), effective January 1, 2012. The Supplemental ESOP is a non-tax qualified benefit restoration plan that provides additional cash benefits, equal to the participant’s account balance, at retirement or other termination of employment (or upon a change in control) to participants who are key employees selected by the compensation committee to participate in the plan and whose benefits under the tax-qualified ESOP described above are limited by tax limitation laws applicable to tax-qualified plans. Mr. DeAlmeida is the only participant in the Supplemental ESOP.

Each plan year, the Supplemental ESOP credits each participant who also participates in the tax-qualified ESOP with an annual amount equal to the sum of the difference (denominated in shares of phantom stock) between: (i) the number of shares of common stock of the Company that would have been allocated to the participant’s account in the ESOP, but for the tax law limitations imposed by the Internal Revenue Code, plus earnings thereon; and (ii) the actual number of shares allocated to the participant’s account in the ESOP plus earnings thereon. Hamilton Bank, at its discretion, may establish a rabbi trust to hold assets attributable to the Supplemental ESOP to fund its benefit obligation or may account for the assets of the Supplemental ESOP solely as bookkeeping entries. One share of phantom stock will have a value equal to the fair market value of one share of Company common stock. Dividends deemed paid on shares of phantom stock held in the participant’s account will immediately be deemed to be reinvested in shares of phantom stock.

The participant’s accumulated benefit under the Supplemental ESOP will be payable in a lump sum payment within 30 days following the first to occur of: (i) the participant’s separation from service; (ii) the participant’s death; (iii) the participant’s disability; or (iv) a change in control of Hamilton Bank or the Company. The accumulated benefit will be paid to the participant in cash equal to the fair market value of the participant’s phantom shares, plus earnings thereon, as of the date of distribution.

Director Compensation

Director Fees.  All non-employee directors received fees per board and committee meetings attended for the fiscal year ended March 31, 2015. Each non-employee director was paid a retainer of $2,000 per month, with the exception of the Board Chairperson who was paid $3,000 per month. Former Chairman Frome was paid $3,000 per month from April 2014 to December 2014. Current Chairwoman Coughlin was paid $3,000 per month from January 2015 through March 2015. In addition, Directors Coughlin, Furr and Macdonald each received an annual retainer for their service as Chairperson of the Risk and Audit Committee ($3,600), Compensation Committee ($2,400) and Governance and Nominating Committee ($1,200), respectively. Each non-employee director was also paid $500 for each special board meeting and committee meeting attended. A special board meeting is a board meeting other than our regularly scheduled monthly meeting.

Set forth below is a summary of the compensation for each of our non-employee directors for the year ended March 31, 2015. Director compensation paid to directors who are also Named Executive Officers is reflected above in “— Executive Compensation — Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Carol L. Coughlin	42,600	—	—	—	42,600
William E. Ballard	33,500	—	—	—	33,500
Joseph J. Bouffard(3)	7,500	—	—		7,500
James R. Farnum, Jr.	31,500	—	—	—	31,500
Russell K. Frome	39,000	—	—	—	39,000
William W. Furr	33,400	—	—	—	33,400
Bobbi R. Macdonald	32,700	—	—	—	32,700

(1)	Coughlin — Unvested stock options: 7,600; Unvested restricted stock: 4,000. Ballard — Unvested stock options: 7,600; Unvested restricted stock: 3,600. Bouffard: Unvested stock options: 0; Unvested restricted stock: 0. Farnum — Unvested stock options: 7,600; Unvested restricted stock: 600. Frome — Unvested stock options: 7,600; Unvested restricted stock: 3,600. Furr — Unvested stock options: 7,600; Unvested restricted stock: 3,600. Macdonald — Unvested stock options: 7,600; Unvested restricted stock: 3,600.
(2)	No director received any perquisites or benefits that, in the aggregate, were equal to or greater than $10,000.
(3)	Mr. Bouffard was appointed director on January 20, 2015.

Director Plans

Hamilton Bank Agreement for Deferred Compensation of Director Fees.  Hamilton Bank adopted the Agreement for Deferred Compensation of Director Fees on January 1, 1984. Mr. Frome is the only participant in the plan. The plan allows for Mr. Frome to defer payment of a specified percentage or fixed amount of his director fees to be paid during the next calendar year. The deferred fees are held through a grantor trust established by Hamilton Bank and are credited with earnings based on certificate of deposit interest rates when credited. If Mr. Frome elects to defer payment of his fees, he is required to elect the time and manner in which his deferred fees will be paid. Specifically, he must elect that his deferred salary will: (i) either be paid on either a specified date or upon his separation from service; and (ii) be paid in the form of either a lump sum distribution or equal installments over a specified period of time.

2013 Equity Incentive Plan.  Directors are eligible to participate in the 2013 Equity Incentive Plan. Please see the description of the plan set forth under the “Executive Compensation-Benefit Plans” for further details.

Stock Ownership

Stock Ownership of Certain Beneficial Owners

The following table provides information as of July 1, 2015, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power. Percentages are based on 3,417,713 shares of Company common stock issued and outstanding as of July 1, 2015.

Name and Address	Number of Shares Owned	Percent of Common Stock Owned
Maltese Capital Management, LLC(1) Terry Maltese Maltese Capital Holdings, LLC Malta Hedge Fund II, L.P. 150 East 52nd St, 30th Floor New York, New York 10022	335,000	9.80%
Stilwell Value Partners II, L.P. Stilwell Value Partners V, L.P. Stilwell Value Partners VII, L.P. Stilwell Activist Fund, L.P. Stilwell Activist Investments, L.P. Stilwell Partners, L.P. Stilwell Value LLC Joseph Stilwell 111 Broadway, 12th Floor New York, New York 10006	315,101	9.22%
Hamilton Bank Employee Stock Ownership Plan Trust(3) First Bankers Trust Services, Inc. 2321 Kochs Lane, P.O. Box 4005 Quincy, Illinois 62305	294,610	8.62%
FJ Capital Long/Short Equity Fund LLC(4) Ignition Opportunity Partners LP Andrew Jose FJ Capital Management LLC Martin S. Friedman 1313 Dolley Madison Blvd., Ste 306 McLean, VA 22101	172,562	5.05%

(1)	On a Schedule 13D filed on April 2, 2015, Maltese Capital Management, LLC and Terry Maltese each reported shared voting and dispositive power with respect to 335,000 shares of the Company’s common stock, Maltese Capital Holdings, LLC reported shared voting and dispositive power with respect to 256,600 shares of the Company’s common stock, and Malta Hedge Fund II, L.P. reported shared voting and dispositive power with respect to 193,000 shares of the Company’s common stock.
(2)	On a Schedule 13D/A filed on May 2, 2013, Stilwell Value Partners II, L.P., Stilwell Value Partners V, L.P., Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Joseph Stilwell each reported shared dispositive power and shared voting power with respect to 352,400, of the Company’s common stock.
(3)	Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary duties, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants.
(4)	On a Schedule 13G/A filed on February 17, 2015, FJ Capital Management LLC reported shared voting and dispositive power with respect to 169,562 shares of the Company’s common stock comprised of 143,862 shares of common stock held by FJ Capital Long/Short Equity Fund LLC, of which FJ Capital Management is the managing member; and 25,700 shares of common stock held by Martin Friedman, the managing member of FJ Capital Management LLC. On the same Schedule 13G/A, Andrew Jose reported shared voting and dispositive power with respect to 3,000 shares of the Company’s common stock.

Stock Ownership of Management

The following table provides information as of July 1, 2015 about the shares of Company common stock that may be considered to be beneficially owned by each director, named executive officer listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. Percentages are based on 3,417,713 shares of Company common stock issued and outstanding as of July 1, 2015.

Name	Number of Shares Owned		Number of Shares That May Be Acquired Within 60 Days By Exercising Options	Total	Percent of Common Stock Outstanding
Directors:
Carol L. Coughlin.	17,591	(1)	1,900	19,491	*
William E. Ballard	10,700	(2)	1,900	12,600	*
Joseph J. Bouffard	—		—	—	*
Robert A. DeAlmeida	80,216	(3)	14,800	95,016	2.78%
James R. Farnum, Jr.	1,750	(4)	1,900	3,650	*
Russell K. Frome	6,000	(5)	1,900	7,900	*
William W. Furr	14,500	(6)	1,900	16,400	*
Bobbi R. Macdonald	6,750	(7)	1,900	8,650	*
Named Executive Officer Who Is Not Also a Director:
John P. Marzullo	7,772	(8)	3,700	11,472	*
Ellen R. Fish	5,750	(9)		9,450	*
All Directors and Executive Officers as a Group (10) persons	151,029		33,600	184,629	5.40%

*	Less than 1%.
(1)	Includes 4,000 shares of unvested restricted stock, 9,021 shares held in an IRA, 3,670 shares held in a trust and 900 shares directly owned.
(2)	Includes 3,600 shares of unvested restricted stock, 6,200 shares held in an IRA and 900 shares directly owned.
(3)	Includes 12,501 shares held in the Bank’s 401(k) Plan, 17,800 shares held in a trust, 4,415 shares held through the ESOP, 20,000 shares of unvested restricted stock, 15,000 shares held in an IRA, 500 shares held by Mr. DeAlmeida’s daughter, and 10,000 shares directly owned.
(4)	Includes 600 shares of unvested restricted stock, 1,000 shares held in an IRA and 900 shares directly owned.
(5)	Includes 3,600 shares of unvested restricted stock, 1,500 shares held in an IRA and 900 shares directly owned.
(6)	Includes 3,600 shares of unvested restricted stock, 10,000 shares held in an IRA and 900 shares directly owned.
(7)	Includes 250 shares held in a limited liability company, 3,600 shares of unvested restricted stock and 2,900 shares directly owned.
(8)	Includes 1,772 shares held through the ESOP, 4,800 shares of unvested restricted stock and 1,200 shares directly owned.
(9)	Includes 5,600 shares of unvested restricted stock and 150 shares directly owned.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Hamilton Bancorp common stock during the year ended March 31, 2015.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Hamilton Bank to our executive officers and directors in compliance with federal banking regulations. At March 31, 2015, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Hamilton Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at March 31, 2015, and were made in compliance with federal banking regulations.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to Hamilton Bancorp, Inc., 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286. Communications to the Board of Directors should be in the care of Robin L. Thiess, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Bobbi R. Macdonald, the Chair of the Governance and Nominating Committee of the Board of Directors. It is in the discretion of the Governance and Nominating Committee whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Robin L. Thiess
Corporate Secretary

Towson, Maryland
July 15, 2015

Hamilton Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

VOTE AUTHORIZATION FORM

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Robert A. DeAlmeida	☐	☐	02 - James R. Farnum, Jr.	☐	☐	03 - Bobbi R. Macdonald	☐	☐

+

	For	Against	Abstain
2. The ratification of the appointment of Stegman & Company LLP as independent registered public accounting firm of Hamilton Bancorp, Inc. for the fiscal year ending March 31, 2016.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

3 1 D V

+

0244BA

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Hamilton Bancorp, Inc.

Proxy — HAMILTON BANCORP, INC. — ESOP

ANNUAL MEETING OF STOCKHOLDERS
AUGUST 17, 2015
5:00 P.M., LOCAL TIME

THIS FORM IS SOLICITED ON BEHALF OF THE ESOP TRUSTEE

I understand that I have the right to direct the Hamilton Bank ESOP Trustee (the "Trustee") to vote the shares of common stock of Hamilton Bancorp, Inc. that have been allocated to my account. I have been advised that my voting instructions are solicited for the Annual Meeting of Stockholders of Hamilton Bancorp, Inc. (the "Annual Meeting") to be held on August 17, 2015 at 5:00 p.m., local time, at the executive and administrative office of Hamilton Bank, located at 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at such meeting.

If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the Hamilton Bank ESOP. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

If you do not return this form in a timely manner, shares representing your interest in such plan will be voted in a manner calculated to most accurately reflect the instructions the Trustee has received from participants regarding voting shares of allocated Company stock, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked.

Hamilton Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

VOTE AUTHORIZATION FORM

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Robert A. DeAlmeida	☐	☐	02 - James R. Farnum, Jr.	☐	☐	03 - Bobbi R. Macdonald	☐	☐

+

	For	Against	Abstain
2. The ratification of the appointment of Stegman & Company LLP as independent registered public accounting firm of Hamilton Bancorp, Inc. for the fiscal year ending March 31, 2016.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

3 1 D V +

0244AA

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Hamilton Bancorp, Inc.

Proxy — HAMILTON BANCORP, INC. — 401(K) PLAN

ANNUAL MEETING OF STOCKHOLDERS
AUGUST 17, 2015
5:00 P.M., LOCAL TIME

THIS FORM IS SOLICITED ON BEHALF OF THE 401(K) PLAN TRUSTEE

I understand that I have the right to direct the Hamilton Bank 401(k) Plan Trustee (the "Trustee") to vote the shares of common stock of Hamilton Bancorp, Inc. held in my account under the 401(k) Plan. I have been advised that my voting instructions are solicited for the Annual Meeting of Stockholders of Hamilton Bancorp, Inc. (the "Annual Meeting") to be held on August 17, 2015 at 5:00 p.m., local time, at the executive and administrative office of Hamilton Bank, located at 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at such meeting.

If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the 401(k) Plan. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

If you do not return this form in a timely manner, shares representing your interest in such plan will be voted by the Trustee as directed in the sole discretion of the Plan Administrator, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked.

Hamilton Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED PROPOSALS.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Robert A. DeAlmeida	☐	☐	02 - James R. Farnum, Jr.	☐	☐	03 - Bobbi R. Macdonald	☐	☐

+

	For	Against	Abstain
2. The ratification of the appointment of Stegman & Company LLP as independent registered public accounting firm of Hamilton Bancorp, Inc. for the fiscal year ending March 31, 2016.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

3 1 D V

+

02448C

IMPORTANT ANNUAL MEETING INFORMATION

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Hamilton Bancorp, Inc.

Proxy — HAMILTON BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS
AUGUST 17, 2015
5:00 P.M., LOCAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Hamilton Bancorp, Inc. (the "Company"), consisting of Robert A. DeAlmeida and Carol L. Coughlin, or either of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on August 17, 2015 at 5:00 p.m., local time, at the executive and administrative office of Hamilton Bank, located at 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at such meeting as indicated on the reverse side.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" each of the listed proposals. If other business is presented at the Annual Meeting, including whether or not to postpone or adjourn the meeting, this proxy will be voted by the proxies in their judgement. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.